Exhibit 99.2

RAYONIER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
SALES	$300,351	$312,122	$600,081	$589,274

Costs and Expenses
Cost of sales (the three and six months ended June 30, 2007 includes $10.1 million fire loss charge)	231,125	247,185	462,867	471,440
Selling and general expenses	16,122	14,436	31,967	30,620
Other operating income, net	(1,548)	(818)	(4,542)	(2,050)

	245,699	260,803	490,292	500,010
Equity in income (loss) of New Zealand joint venture	1,071	(99)	1,094	(848)

OPERATING INCOME BEFORE GAIN ON SALE OF NEW ZEALAND TIMBER ASSETS	55,723	51,220	110,883	88,416
Gain on sale of New Zealand timber assets	—	7,769	—	7,769

OPERATING INCOME	55,723	58,989	110,883	96,185
Interest expense	(13,615)	(11,874)	(27,233)	(24,063)
Interest and miscellaneous income, net	1,171	1,781	2,184	3,979

INCOME BEFORE INCOME TAXES	43,279	48,896	85,834	76,101
Income tax provision	(9,968)	(5,965)	(17,444)	(9,931)

NET INCOME	33,311	42,931	68,390	66,170

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	3,128	(1,035)	2,270	(8,704)
Amortization of pension and postretirement costs	1,227	—	2,552	—

COMPREHENSIVE INCOME	$37,666	$41,896	$73,212	$57,466

EARNINGS PER COMMON SHARE
Basic earnings per share	$0.43	$0.56	$0.88	$0.87

Diluted earnings per share	$0.42	$0.55	$0.87	$0.85

See Notes to Condensed Consolidated Financial Statements.

RAYONIER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands unless otherwise stated)

	June 30, 2007	December 31, 2006
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$16,302	$40,171
Accounts receivable, less allowance for doubtful accounts of $978 and $560	99,889	100,309
Inventory
Finished goods	50,558	57,338
Work in process	7,853	7,823
Raw materials	8,384	8,496
Manufacturing and maintenance supplies	1,780	1,936

Total inventory	68,575	75,593
Other current assets	51,050	43,242
Timber assets held for sale	42,247	40,955

Total current assets	278,063	300,270

TIMBER, TIMBERLANDS AND LOGGING ROADS, NET OF DEPLETION AND AMORTIZATION	1,093,346	1,127,513

PROPERTY, PLANT AND EQUIPMENT
Land	25,178	25,291
Buildings	122,331	118,348
Machinery and equipment	1,248,276	1,221,305

Total property, plant and equipment	1,395,785	1,364,944
Less—accumulated depreciation	(1,035,825)	(1,011,164)

	359,960	353,780

INVESTMENT IN JOINT VENTURE	62,843	61,233

OTHER ASSETS	165,107	121,802

	$1,959,319	$1,964,598

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$67,069	$73,758
Bank loans and current maturities	550	3,550
Accrued taxes	12,571	16,296
Accrued payroll and benefits	20,560	24,879
Accrued interest	3,517	19,551
Accrued customer incentives	6,767	9,494
Other current liabilities	36,339	35,110
Current liabilities for dispositions and discontinued operations	8,739	10,699

Total current liabilities	156,112	193,337

LONG-TERM DEBT	666,209	655,447

NON-CURRENT LIABILITIES FOR DISPOSITIONS AND DISCONTINUED OPERATIONS	108,355	111,817

PENSION AND OTHER POSTRETIREMENT BENEFITS	75,533	73,303

OTHER NON-CURRENT LIABILITIES	14,213	12,716

COMMITMENTS AND CONTINGENCIES (Notes 10 and 12)

SHAREHOLDERS’ EQUITY
Common shares, 120,000,000 shares authorized, 77,772,866 and 76,879,826 shares issued and outstanding	471,240	450,636
Retained earnings	491,481	495,988
Accumulated other comprehensive (loss) income	(23,824)	(28,646)

	938,897	917,978

	$1,959,319	$1,964,598

See Notes to Condensed Consolidated Financial Statements.

RAYONIER INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(Dollars in thousand unless otherwise stated)

	Six Months Ended June 30,
	2007	2006
OPERATING ACTIVITIES
Net income	$68,390	$66,170
Non-cash items included in net income:
Depreciation, depletion and amortization	77,997	66,611
Non-cash cost of forest fire losses	9,601	—
Non-cash cost of real estate sold	3,578	4,504
Non-cash stock-based incentive compensation expense	7,597	5,799
Gain on sale of New Zealand timber assets	—	(7,769)
Deferred income tax expense (benefit)	988	(3,571)
Other	2,759	1,530
Decrease (increase) in accounts receivable	418	(17,507)
Decrease in inventory	6,011	6,815
(Decrease) increase in accounts payable	(7,103)	15,349
Increase in current timber purchase agreements and other current assets	(7,694)	(16,141)
(Decrease) increase in accrued liabilities	(27,790)	2,927
Increase in other non-current liabilities	3,911	1,654
(Increase) decrease in non-current timber purchase agreements and other assets	(1,392)	11,849
Expenditures for dispositions and discontinued operations	(5,671)	(5,108)

CASH PROVIDED BY OPERATING ACTIVITIES	131,600	133,112

INVESTING ACTIVITIES
Capital expenditures	(51,162)	(61,616)
Purchase of timberlands and wood chipping facilities	(11,668)	(4,324)
Proceeds from sale of portion of New Zealand joint venture	—	21,770
Increase in restricted cash	(43,213)	(4,240)
Other	102	674

CASH USED FOR INVESTING ACTIVITIES	(105,941)	(47,736)

FINANCING ACTIVITIES
Issuance of debt	100,000	66,000
Repayment of debt	(93,000)	(67,545)
Dividends paid	(72,749)	(71,841)
Issuance of common shares	11,256	5,345
Repurchase of common shares	—	(472)
Excess tax benefits on stock based compensation	4,675	2,211

CASH USED FOR FINANCING ACTIVITIES	(49,818)	(66,302)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	290	(281)

CASH AND CASH EQUIVALENTS
(Decrease) increase in cash and cash equivalents	(23,869)	18,793
Balance, beginning of period	40,171	146,227

Balance, end of period	$16,302	$165,020

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION AND NONCASH INVESTING ACTIVITIES:
Cash paid during the period:
Interest	$42,797	$22,735

Income taxes	$15,653	$9,983

Non-cash investing activity:
Capital assets purchased on account	$8,702	$11,351

See Notes to Condensed Consolidated Financial Statements.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

1.	BASIS OF PRESENTATION

The unaudited condensed consolidated financial statements of Rayonier Inc. and its subsidiaries (Rayonier or the Company), reflect all adjustments (which include normal recurring adjustments) necessary for a fair presentation of the results of operations, financial position and cash flows for the periods presented. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of certain estimates by management in determining the amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. There are risks inherent in estimating; therefore, actual results could differ from those estimates. For a full description of the Company’s significant accounting policies, please refer to the Notes to Consolidated Financial Statements in the 2006 Annual Report on Form 10-K.

New Accounting Standards

In September 2006, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 157, Fair Value Measurements (SFAS 157). This Standard defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. It applies to other accounting pronouncements where the FASB requires or permits fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is required to adopt SFAS 157 in the first quarter of 2008 and has not yet determined the effect, if any, that the adoption will have on its results of operations or financial position.

2.	INCOME PER COMMON SHARE

The following table provides details of the calculation of basic and diluted earnings per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Net income	$33,311	$42,931	$68,390	$66,170

Shares used for determining basic earnings per common share	77,446,494	76,465,269	77,298,865	76,377,976
Dilutive effect of:
Stock options	963,245	1,177,197	988,325	1,299,922
Performance and restricted shares	356,953	326,666	296,056	311,900

Shares used for determining diluted earnings per common share	78,766,692	77,969,132	78,583,246	77,989,798

Basic earnings per common share:
Net income	$0.43	$0.56	$0.88	$0.87

Diluted earnings per common share:
Net income	$0.42	$0.55	$0.87	$0.85

3.	FOREST FIRES

During the second quarter of 2007, the Company recorded a $10.1 million charge ($0.13 per share) in its Timber segment’s cost of sales for realized losses and an estimate of probable losses resulting from wildfires on approximately 64,000 acres of the Company’s timberlands in Southeast Georgia and Northeast Florida. The Company’s estimate was based primarily on procedures performed that included aerial surveys as well as sample assessments made at the ground level, but Company personnel were unable to access the entire 64,000 acres at ground level, which generally provides the best estimate of damage. The Company will continue to assess the damage during the balance of the year and believes that additional losses of $1.0 to $3.0 million for timber destroyed by fire are reasonably possible.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

4.	INCOME TAXES

The Company is a real estate investment trust (REIT); therefore, if applicable Internal Revenue Code (Code) requirements are met, only the Company’s taxable REIT subsidiaries (which operate the Company’s non-REIT qualified businesses) are subject to corporate income taxes. However, the Company is subject to corporate income tax on built-in gains (the excess of fair market value over tax basis for property held by the Company upon REIT election at January 1, 2004) on taxable sales of property during the first ten years following its election to be taxed as a REIT. In accordance with SFAS No. 109, Accounting for Income Taxes (SFAS 109), the Company estimated the amount of timberland and other assets that will be sold in taxable transactions within the ten-year built-in gain period and retained deferred tax liabilities for such items. All deferred tax liabilities and assets related to the taxable REIT subsidiaries have also been retained.

As a REIT, the Company can be subject to a 100 percent tax on the gain resulting from “prohibited transactions.” The Company believes it did not engage in any prohibited transactions during the six months ended June 30, 2007 and 2006.

Like-Kind Exchanges

Under current tax law, the built-in gain tax from the sale of REIT property can be eliminated if sales proceeds from “relinquished” properties are reinvested in similar property consistent with the requirements of the Code regarding like-kind exchanges (LKE), so long as the “replacement” property is owned at least until expiration of the ten-year built-in gain period (ten-year period which began on January 1, 2004). However, this does not restrict the Company’s ability to harvest timber on a pay-as-cut basis from such replacement property during the ten-year built-in gain period.

Undistributed Foreign Earnings

The Company has undistributed foreign earnings from its non-U.S. operations, which it intends to permanently reinvest overseas. The Company also intends to reinvest all future foreign earnings overseas. Therefore, no U.S. taxes have been provided on these earnings.

Provision for Income Taxes

The Company’s effective tax rate before discrete items was 20.9 percent and 18.8 percent, and 14.0 percent and 14.9 percent in the three and six months ended June 30, 2007 and 2006, respectively. The rate increased due to a lower REIT benefit, which included the forest fire loss, and higher foreign earnings in 2006 taxed below the U.S. statutory rate.

The Company’s effective tax rate is below the 35 percent U.S. statutory tax rate primarily due to tax benefits associated with being a REIT and the effect of LKE transactions. Partially offsetting these benefits is the loss of tax deductibility on interest expense ($5.0 million in the quarter), the estimated forest fire loss ($10.1 million in the quarter), and corporate overhead expenses associated with REIT activities ($3.3 million in the quarter). The net tax benefit from REIT activities for the second quarter of 2007 was $6.1 million compared to $8.7 million in the second quarter of 2006. The Company recognized $2.4 million in LKE tax benefits during the six months ended June 30, 2007, compared to $2.6 million in the six months ended June 30, 2006.

The following tables reconcile the Company’s income tax provision at the U.S. statutory tax rate to the reported provision and effective tax rate for the three and six months ended June 30 (millions of dollars, except percentages):

	Three months ended June 30,
	2007	%	2006	%
Income tax provision at U.S. statutory rate	$(15.1)	(35.0)	$(17.0)	(35.0)
State and local income taxes, net of federal benefit	(0.4)	(0.8)	(0.4)	(0.8)
REIT income not subject to federal tax	6.1	14.0	8.7	17.9
Permanent differences/other	0.4	0.9	1.9	3.9

Income tax provision before discrete items	$(9.0)	(20.9)	$(6.8)	(14.0)
Deferred tax adjustments / other	(0.9)	(2.1)	0.9	1.9

Income tax provision as reported	$(9.9)	(23.0)	$(5.9)	(12.1)

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

	Six months ended June 30,
	2007	%	2006	%
Income tax provision at U.S. statutory rate	$(30.0)	(35.0)	$(26.6)	(35.0)
State and local income taxes, net of federal benefit	(0.7)	(0.8)	(0.6)	(0.7)
REIT income not subject to federal tax	13.7	16.0	13.5	17.7
Permanent differences/other	0.9	1.0	2.4	3.1

Income tax provision before discrete items	$(16.1)	(18.8)	$(11.3)	(14.9)
Deferred tax adjustments / other	(1.3)	(1.5)	1.4	1.9

Income tax provision as reported	$(17.4)	(20.3)	$(9.9)	(13.0)

Tax Audits

The following table provides detail of the tax years that remain subject to examination by the Internal Revenue Service (IRS) and other significant taxing jurisdictions:

Taxing Jurisdiction	Open Tax Periods
U.S. Internal Revenue Service	2003 – 2006

State of Florida	2000 – 2006

State of Georgia	2000 – 2006

State of Alabama	2000 – 2006

New Zealand Inland Revenue	2002 – 2006

In the third quarter of 2006, the Company reached a settlement with the IRS regarding disputed issues for its 2000, 2001 and 2002 tax years, resulting in the reversal of $4.9 million of federal tax liabilities previously established for these years. As a result of the settlement, the Company recorded a tax refund receivable of approximately $8.2 million (plus interest) which was received in the third quarter of 2007.

The Company has other matters under review by various taxing authorities, including the examination of tax years 2003 and 2004 by the IRS. The Company believes its reported tax positions are technically sound and its “uncertain” tax position liabilities at June 30, 2007 adequately reflect the probable resolution of these items.

FIN 48 Disclosures

FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (FIN 48) clarifies the accounting for uncertain tax positions recognized in an enterprise’s financial statements in accordance with SFAS 109. It prescribes a recognition threshold and measurement criteria for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, it provides guidance on derecognition, classification, and interest and penalties. The Company adopted FIN 48 on January 1, 2007, which did not result in an adjustment to its opening balance of retained earnings. The disclosures associated with the adoption and the underlying “uncertain” tax positions follow:

(a)	The total amount of unrecognized tax benefits that, if recognized, would affect the effective tax rate at January 1, 2007 and June 30, 2007 is $5.1 million.

(b)

The Company has recorded interest on the above unrecognized tax benefits of $1.1 million at January 1, 2007 and June 30, 2007. The Company records interest (and penalties, if applicable) in non-operating expenses.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

(c)	It is reasonably possible that within 12 months of June 30, 2007 the following unrecognized tax benefits could significantly increase or decrease:

(i)	U.S. federal tax issues relating to the deductibility of certain expenditures.

•	The event that would cause such a change is the completion of the IRS examination of tax years 2003 – 2004.

•	An estimate of the range of the reasonably possible change is a decrease of $1.9 million to an increase of $2.1 million.

(ii)	Various state tax issues.

•	The event that would cause such a change is the examination of IRS settlements for tax years 2000 – 2002 by the appropriate state taxing authorities.

•	An estimate of the range of the reasonably possible change is a decrease of $0.4 million to an increase of $0.4 million.

(d)	It is reasonably possible that within 12 months of June 30, 2007 the following uncertain tax position could result in a decrease in tax benefits previously recognized:

(i)	U.S. federal tax issues relating to the taxability of a timberland sale treated as an involuntary conversion.

•	The event that would cause such a change is the completion of the IRS examination of tax years 2003 – 2004.

•	An estimate of the range of the reasonably possible change is $0 to a benefit decrease of $15 million.

5.	RESTRICTED DEPOSITS

In order to qualify for LKE treatment, cash proceeds from real estate sales must be deposited with a third party intermediary and accounted for as restricted cash until qualifying replacement property is acquired. In the event that LKE purchases are not completed, the proceeds are returned to the Company and reclassified as cash after 180 days. As of June 30, 2007 and December 31, 2006, the Company had $44.4 million and $1.2 million, respectively, of proceeds from real estate sales classified as restricted cash in “Other assets,” which were on deposit with an LKE intermediary. Approximately $27.6 million of the $44.4 million with the intermediary at June 30, 2007 was returned to the Company in July 2007.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

6.	SHAREHOLDERS’ EQUITY

An analysis of shareholders’ equity for the six months ended June 30, 2007 and the year ended December 31, 2006 is shown below:

(Share and per share amounts not in thousands)	Common Shares		Retained Earnings	Accumulated Other Comprehensive Income/(Loss)	Shareholders’ Equity
	Shares	Amount
Balance, December 31, 2005	76,092,566	$422,364	$461,903	$7,604	$891,871
Net income	—	—	178,134	—	178,134
Dividends ($1.88 per share)	—	—	(144,049)	—	(144,049)
Issuance of shares under incentive stock plans	801,521	12,611	—	—	12,611
Stock-based compensation expense	—	12,078	—	—	12,078
Repurchase of common shares	(14,261)	(560)	—	—	(560)
Minimum pension liability adjustments	—	—	—	13,339	13,339
Tax benefit on exercise of stock options	—	4,143	—	—	4,143
Foreign currency translation adjustment	—	—	—	3,226	3,226
Impact of adopting SFAS No. 158	—	—	—	(52,815)	(52,815)

Balance, December 31, 2006	76,879,826	$450,636	$495,988	$(28,646)	$917,978

Net income	—	—	68,390	—	68,390
Dividends ($0.94 per share)	—	—	(72,897)	—	(72,897)
Issuance of shares under incentive stock plans	893,040	8,333	—	—	8,333
Stock-based compensation expense	—	7,597	—	—	7,597
Tax benefit on stock-based compensation	—	4,674	—	—	4,674
Amortization of pension and postretirement costs	—	—	—	2,552	2,552
Foreign currency translation adjustment	—	—	—	2,270	2,270

Balance, June 30, 2007	77,772,866	$471,240	$491,481	$(23,824)	$938,897

7.	JOINT VENTURE INVESTMENT

The Company holds a 40 percent interest in a joint venture (JV) that owns approximately 351,000 acres of New Zealand timberlands. Rayonier’s investment in the JV is accounted for using the equity method of accounting. In addition to the Company having an equity investment, Rayonier New Zealand Limited (RNZ), a wholly-owned subsidiary of Rayonier Inc., serves as the manager of the JV forests, for which it receives a fee. Income from the JV is reported in the Timber segment as operating income since the Company manages the forests and its JV interest is an extension of its operations. While the JV is subject to New Zealand income taxes, its timber harvest operations are held within the REIT; therefore, the Company generally is not required to pay U.S. federal income taxes on its equity investment income.

A portion of the Company’s equity method investment is recorded at historical cost which generates a difference between the book value of the Company’s investment and its proportionate share of the JV’s net assets. The difference represents the Company’s unrecognized gain from RNZ’s sale of timberlands to the JV. The deferred gain is being recognized on a straight-line basis over nine years (the estimated number of years the JV expects to harvest from the timberlands).

On June 30, 2006, the Company sold 9.72 percent of its interest in the JV to AMP Capital Investors Limited, a subsidiary of the Australian Corporation AMP Limited, thereby reducing its investment in the JV from 49.72 percent to 40 percent. The Company received approximately $21.8 million in cash proceeds and recorded an after-tax gain of $6.5 million, or $0.08 per common share, during the three and six months ended June 30, 2006.

The Company’s investment in the JV was $62.8 million and $61.2 million, at June 30, 2007 and December 31, 2006, respectively. For the three and six months ended June 30, 2007, the Company’s equity in earnings from the JV were $1.1 million.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

8.	SEGMENT INFORMATION

Rayonier operates in four reportable business segments as defined by SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS 131): Timber, Real Estate, Performance Fibers, and Wood Products. Timber sales include all activities that relate to the harvesting of timber. The Real Estate segment includes the sale of all properties, including timberlands and those designated for higher and better use (HBU). In 2006, the Real Estate segment entered into two participation agreements with developers as part of the Company’s strategy to move up the real estate value chain and, in the future, the Real Estate segment may also include revenue generated from properties with entitlements and infrastructure improvements. The assets of the Real Estate segment include HBU property held by TerraPointe LLC (TerraPointe), Rayonier’s wholly-owned real estate development subsidiary, and timberlands under contract to be sold, as previously reported in the Timber segment. Allocations of depletion expense and the non-cash cost basis of real estate sold are recorded when the Real Estate segment reports the sale of an asset from the Timber segment. The Performance Fibers segment includes two major product lines: Cellulose Specialties and Absorbent Materials. The Wood Products segment is comprised of the Company’s lumber operations. The Company’s remaining operations include purchasing, harvesting and selling timber acquired from third parties (log trading) and trading wood products. As permitted by SFAS 131, these operations are combined and reported in an “Other” category. Sales between operating segments are made based on fair market value and intercompany profit or loss is eliminated in consolidation. The Company evaluates financial performance based on the operating income of the segments.

Total assets, sales, operating income (loss) and depreciation, depletion and amortization by segment including corporate were as follows:

	June 30, 2007	December 31, 2006
ASSETS
Timber	$1,228,089	$1,255,443
Real Estate	96,329	53,583
Performance Fibers	487,692	476,148
Wood Products	34,863	35,234
Other Operations	25,924	29,252
Corporate/Other	86,422	114,938

TOTAL	$1,959,319	$1,964,598

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
SALES
Timber	$56,701	$61,038	$121,706	$115,512
Real Estate	29,154	17,822	50,151	30,889
Performance Fibers	167,840	165,859	334,222	311,841
Wood Products	23,774	32,243	43,467	63,803
Other Operations	22,892	35,248	50,499	67,358
Corporate and other	(10)	(88)	36	(129)

TOTAL	$300,351	$312,122	$600,081	$589,274

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
OPERATING INCOME (LOSS)
Timber (a)	$11,036	$37,474	$37,305	$61,345
Real Estate	23,939	10,969	39,154	21,145
Performance Fibers	30,970	16,004	58,080	26,157
Wood Products	(681)	1,990	(4,009)	4,554
Other Operations	(974)	362	(2,255)	(35)
Corporate and other	(8,567)	(7,810)	(17,392)	(16,981)

TOTAL	$55,723	$58,989	$110,883	$96,185

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
DEPRECIATION, DEPLETION AND AMORTIZATION
Timber (a)	$26,164	$13,528	$47,937	$28,507
Real Estate	990	913	3,155	1,360
Performance Fibers	17,811	17,338	33,131	32,444
Wood Products	1,604	1,805	3,196	3,589
Other Operations	10	147	30	297
Corporate and other	74	171	149	414

TOTAL	$46,653	$33,902	$87,598	$66,611

(a)

Three and six months ended June 30, 2007 includes the $10.1 million estimated forest fire loss. Three and six months ended June 30, 2006 includes the $7.8 million gain on sale of New Zealand timber assets.

Operating income (loss), as stated in the preceding tables and as presented in the Condensed Consolidated Statements of Income and Comprehensive Income, is equal to Segment income (loss). Certain income (loss) items below “Operating income” in the Condensed Consolidated Statements of Income and Comprehensive Income are not allocated to segments. These items, which include interest (expense) income, miscellaneous income (expense) and income tax (expense) benefit, are not considered by Company management to be part of segment operations.

9.	FINANCIAL INSTRUMENTS

Interest Rate Swap Agreements

Rayonier Forest Resources, L.P. (RFR), a wholly-owned subsidiary of Rayonier Inc., previously entered into an interest rate swap on $40 million of 8.288 percent fixed rate notes payable which matures on December 31, 2007. The swap converts interest payments from the fixed rate to six month LIBOR plus 4.99 percent and qualifies as a fair value hedge under SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133). As such, the net effect from the interest rate swap is recorded as interest expense. The interest rate differentials on the swap agreement settle every June 30 and December 31, until maturity. During the three and six months ended June 30, 2007, this swap agreement increased interest expense by $0.2 million and $0.4 million, respectively. During the three and six months ended June 30, 2006, this swap agreement increased the Company’s interest expense by $0.1 million and $0.3 million, respectively. Based upon current interest rates for similar transactions, the fair value of the interest rate swap agreement at June 30, 2007 and December 31, 2006 resulted in a liability of approximately $0.5 million and $0.8 million, respectively, with corresponding decreases in debt.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

In addition, RFR holds an interest rate swap on $50 million of 8.288 percent fixed rate notes payable which also matures on December 31, 2007. The swap converts interest payments from the fixed rate to a six month LIBOR plus 4.7825 percent rate and qualifies as a fair value hedge under SFAS 133. As such, the net effect of the interest rate swap is recorded in interest expense. The swap agreement settles every June 30 and December 31, until maturity. During the three and six months ended June 30, 2007, this swap agreement increased the Company’s interest expense by $0.3 million and $0.5 million, respectively. During the three and six months ended June 30, 2006, this swap agreement increased the Company’s interest expense by $0.1 million and $0.3 million, respectively. Based upon current interest rates for similar transactions, the fair value of the interest rate swap agreement at June 30, 2007 and December 31, 2006 resulted in a liability of approximately $0.5 million and $0.9 million, respectively, with corresponding decreases in debt.

Commodity Swap Agreements

The Company enters into commodity forward contracts to fix some of its fuel oil and natural gas costs at its Performance Fibers mills. The Company’s commodity forward contracts do not qualify for hedge accounting under SFAS 133 and instead are required to be marked-to-market.

During the three and six months ended June 30, 2007, the Company realized a deminimus gain and a loss of $0.3 million, respectively, on matured fuel oil forward contracts. During the three and six months ended June 30, 2006, the Company realized gains of $0.5 million and $1.1 million, respectively, on matured fuel oil forward contracts. The mark-to-market valuation of outstanding fuel oil forward contracts at June 30, 2007 and December 31, 2006 resulted in an asset of $0.1 million and a liability of $0.4 million, respectively. The mark-to-market adjustments are recorded in “Other operating income/expense.”

During the three and six months ended June 30, 2007, the Company realized a deminimus gain and loss, respectively, on matured natural gas forward contracts. During the three and six months ended June 30, 2006, the Company realized losses of $0.1 million and $0.4 million, respectively, on matured natural gas forward contracts. The mark-to-market valuation of outstanding natural gas contracts at June 30, 2007 and December 31, 2006 resulted in a deminimus asset and a liability of $0.1 million, respectively. The mark-to-market adjustments are recorded in “Other operating income/expense.”

10.	GUARANTEES

The Company provides financial guarantees as required by creditors, insurance programs and foreign governmental agencies. As of June 30, 2007, the following financial guarantees were outstanding:

	Maximum Potential Payment	Carrying Amount of Liability
Standby letters of credit (1)	$73,018	$63,067
Guarantees (2)	116,406	110,096
Surety bonds (3)	9,941	1,744

Total	$199,365	$174,907

(1)

Approximately $62 million of the standby letters of credit serve as credit support for industrial revenue bonds. The remaining letters of credit support obligations under various insurance related agreements, primarily workers’ compensation and pollution liability policy requirements. These letters of credit expire at various dates during 2007 and are typically renewed as required.

(2)

In August 2006, the Company entered into a $250 million unsecured revolving credit facility. Under this agreement, the Company guarantees the borrowings of its subsidiaries, RFR and Rayonier TRS Holdings Inc. (TRS), and TRS guarantees the borrowings of the Company. At June 30, 2007, the TRS had $110.0 million of outstanding borrowings on the revolving credit facility guaranteed by the Company.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

In conjunction with the sale of RNZ’s timberlands to the JV in October 2005, the Company guaranteed five years of Crown Forest license obligations. The JV is the primary obligor and has posted a bank performance bond with the New Zealand government. If the JV fails to pay the obligation, the New Zealand government will demand payment from the bank that posted the bond. The Company would have to perform if the bank defaulted on the bond. A deminimus liability, representing Rayonier’s obligation to perform, was recorded in accordance with FASB Interpretation No. 45, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. As of June 30, 2007, three annual payments, of $1.3 million each, remain. This guarantee expires in 2010.

In conjunction with a timberland sale and note monetization in the first quarter of 2004, the Company issued a make-whole agreement pursuant to which it guaranteed $2.5 million of obligations of a qualified special purpose entity that was established to complete the monetization. At June 30, 2007 and December 31, 2006, the Company has recorded a deminimus liability to reflect the fair market value of its obligation to perform under the make-whole agreement.

(3)

Rayonier has issued surety bonds primarily to secure timber in the State of Washington and to provide collateral for the Company’s workers’ compensation self-insurance program in that state. These surety bonds expire at various dates during 2007 and are renewed as required.

11.	LIABILITIES FOR DISPOSITIONS AND DISCONTINUED OPERATIONS

The Company’s dispositions and discontinued operations include its Port Angeles, WA mill, which was closed in 1997; Southern Wood Piedmont Company (SWP), which ceased operations in 1989 except for investigation and remediation activities; Eastern Research Division (ERD), which ceased operations in 1981; and other miscellaneous assets held for disposition. SWP has been designated a potentially responsible party (PRP), or has had other claims made against it, under the U.S. Comprehensive Environmental Response, Compensation and Liability Act of 1980 (CERCLA) and/or other federal or state statutes relating to the investigation and remediation of environmentally-impacted sites, with respect to ten former wood processing sites which are no longer operating.

An analysis of activity in the liabilities for dispositions and discontinued operations for the six months ended June 30, 2007 and the year ended December 31, 2006, is as follows:

	June 30, 2007	December 31, 2006
Balance, January 1,	$122,516	$140,382
Expenditures charged to liabilities	(5,671)	(9,789)
(Reductions)/additions to liabilities	249	(8,077)

Balance, end of period	117,094	122,516
Less: Current portion	(8,739)	(10,699)

Non-current portion	$108,355	$111,817

Rayonier has identified specific liabilities for three SWP sites (Augusta, GA, Spartanburg, SC, and East Point, GA) and Port Angeles, WA as material and requiring separate disclosure which was presented in the Company’s 2006 Annual Report on Form 10-K. There have not been any significant changes in these sites’ liability requirements for the six months ended June 30, 2007, and therefore separate disclosure is not presented herein. For an analysis of the liability activity for the three years ended December 31, 2006 and a brief description of these individually material sites, see the Company’s 2006 Annual Report on Form 10-K, Note 15 to Consolidated Financial Statements.

The Company currently estimates that expenditures for environmental remediation, monitoring and other costs for all dispositions and discontinued operations in 2007 and 2008 will be approximately $10 million and $7 million, respectively. Such costs will be charged against liabilities for dispositions and discontinued operations, which include environmental investigation, remediation and monitoring costs. The Company believes established liabilities are sufficient for costs expected to be incurred over the next 20 years with respect to its dispositions and discontinued operations. Remedial actions for these sites vary, but can include, among other remedies, removal of contaminated soils, groundwater recovery and treatment systems, and source remediation and/or control.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

In addition, the Company is exposed to the risk of reasonably possible additional losses in excess of the established liabilities. As of June 30, 2007, this amount could range up to $30 million and arises from uncertainty over the effectiveness of treatments, additional contamination that may be discovered, changes in applicable law and the exercise of discretion in interpretation of applicable law and regulations by governmental agencies, and in environmental remediation technology.

The reliability and precision of cost estimates for these sites and the amount of actual future environmental costs can be impacted by various factors, including but not limited to significant changes in discharge or treatment volumes, requirements to perform additional or different remediation, changes in environmental remediation technology, the extent of groundwater contamination migration, additional findings of contaminated soil or sediment off-site, remedy selection, and the outcome of negotiations with federal and state agencies. Additionally, a site’s potential for Brownfields (environmentally impacted site considered for re-development), or other similar projects, could accelerate expenditures as well as impact the amount and/or type of remediation required, as could new laws, regulations and the exercise of discretion in interpretation of applicable law and regulations by governmental agencies. Based on information currently available, the Company does not believe that any future changes in estimates, if necessary, would materially affect its consolidated financial position or results of operations.

12.	CONTINGENCIES

From time to time, Rayonier may become liable with respect to pending and threatened litigation and environmental and other matters. The following updates or repeats commentary included in the 2006 Annual Report on Form 10-K.

The Company has been named as a defendant in various other lawsuits and claims arising in the normal course of business. While we have procured reasonable and customary insurance covering risks normally occurring in connection with our businesses, we have in certain cases retained some risk through the operation of self-insurance, primarily in the areas of workers compensation, property insurance, and general liability. In our opinion, these other lawsuits and claims, either individually or in the aggregate, are not expected to have a material effect on our financial position, results of operations, or cash flow.

Legal Proceedings

In 1998, the U.S. Environmental Protection Agency (EPA) and the New Jersey Department of Environmental Protection (DEP) filed separate lawsuits against Rayonier Inc., and approximately 30 other defendants, in the U.S. District Court, District of New Jersey, seeking recovery of current and future response costs and natural resource damages under applicable federal and state law relating to a contaminated landfill in Chester Township, New Jersey, referred to as Combe Fill South (Combe). It is alleged that the Company’s former ERD in Whippany, New Jersey sent small quantities of dumpster waste, via a contract hauler, to Combe in the 1960s and early 1970s. The Company is working with other defendants in a joint defense group, which subsequently filed third-party actions against over 200 parties seeking contribution. There has been no significant activity since this time. A court-ordered, nonbinding alternative dispute resolution process is ongoing and, in March of 2006, a court-appointed neutral issued a report and recommendations. The Company believes that its liabilities at June 30, 2007 adequately reflect the probable costs to be incurred upon the ultimate resolution of these matters.

Environmental Matters

The Company is subject to stringent environmental laws and regulations concerning air emissions, water discharges, waste handling and disposal, and forestry operations. Such environmental laws and regulations include the Federal Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, as amended, CERCLA, the Endangered Species Act, and similar state laws and regulations. Management closely monitors its environmental responsibilities, and believes that the Company is in substantial compliance with current environmental requirements. Notwithstanding Rayonier’s current compliance status, many of its operations are subject to stringent and constantly evolving environmental requirements which are often the result of legislation, regulation and negotiation. As such, contingencies in this area include, without limitation:

•

The Company’s manufacturing facilities operate in accordance with various permits, which often impose operating conditions that require significant expenditures to ensure compliance. Upon renewal and renegotiation of these permits, the issuing agencies often seek to impose new or additional conditions, which could adversely affect our operations and financial performance.

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

•

As environmental laws and regulations change, and administrative and judicial interpretations of new and existing laws and regulations are made, our operations may be adversely affected. For example, at our Performance Fibers mills, implementation of the EPA’s 1998 “Cluster Rules” (parallel rulemaking for air and water-based technology discharge limits for pulp and paper mills) with respect to certain portions of dissolving pulp mills has been delegated to the respective states, and since they have not yet been proposed, the timing and ultimate costs are uncertain.

•

In our forestry operations, federal, state and local laws and regulations intended to protect threatened and endangered animal and plant species and their habitat, as well as wetlands and waterways, limit, and in some cases may prevent, timber harvesting, road construction and other activities on private lands. For example, Washington, where the Company holds approximately 370,000 acres of timberlands, has among the most stringent forestry laws and regulations in the country.

•

Environmental requirements relating to real estate development, and especially in respect of wetland delineation and mitigation, stormwater management, drainage, waste disposal, and potable water supply and protection, may significantly impact the size, scope, timing, and financial returns of our projects. Moreover, multiple permits are often required for a project, and may involve a lengthy application process.

•

Over time, the complexity and stringency of environmental laws and regulations have increased significantly, and the cost of compliance with these laws and regulations has also increased. Similarly, the investigatory and remedial standards and requirements relating to our discontinued operations continue to tighten over time. In general, management believes these trends will continue.

Given all of these contingencies, it is the opinion of management that substantial expenditures will be required over the next ten years in the area of environmental compliance. See Note 11 – Liabilities for Dispositions and Discontinued Operations for additional information regarding the Company’s environmental liabilities.

13.	EMPLOYEE BENEFIT PLANS

The Company has four qualified non-contributory defined benefit pension plans which collectively cover substantially all of its employees and an unfunded plan that provides benefits in excess of amounts allowable under current tax law in the qualified plans. Employee benefit plan liabilities are calculated using actuarial estimates and management assumptions. These estimates are based on historical information, along with certain assumptions about future events. Changes in assumptions, as well as changes in actual experience, could cause the estimates to change.

The Company closed enrollment in its pension and postretirement medical plans to salaried employees hired after December 31, 2005. Salaried employees hired after December 31, 2005 are automatically enrolled in the Company’s 401(k) plan and receive an enhanced retirement contribution.

The net periodic benefit cost for the Company’s pension and postretirement plans (medical and life insurance) for the three and six months ended June 30, 2007 and 2006 are shown in the following table:

Components of Net Periodic Benefit Cost

	Pension		Postretirement
	Three Months Ended June 30,		Three Months Ended June 30,
	2007	2006	2007	2006
Service cost	$1,898	$2,046	$167	$206
Interest cost	3,832	3,631	699	680
Expected return on plan assets	(4,500)	(4,295)	—	—
Amortization of prior service cost	334	396	194	315
Amortization of losses	933	1,350	277	270

Net periodic benefit cost	$2,497	$3,128	$1,337	$1,471

RAYONIER INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(Dollars in thousands unless otherwise stated)

	Pension		Postretirement
	Six Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Service cost	$3,504	$3,981	$322	$385
Interest cost	7,077	7,064	1,261	1,266
Expected return on plan assets	(8,610)	(8,357)	—	—
Amortization of prior service cost	697	770	373	386
Amortization of losses	1,944	2,627	609	611

Net periodic benefit cost	$4,612	$6,085	$2,565	$2,648

The Company does not have any required pension plan contributions for 2007 and has not made any discretionary pension contributions during the three and six months ended June 30, 2007.

14.	ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Accumulated Other Comprehensive Income (Loss) was comprised of the following as of June 30, 2007 and December 31, 2006:

	June 30, 2007	December 31, 2006
Foreign currency translation adjustments	$29,562	$27,292
Unrecognized components of employee benefit plans, net of tax	(53,386)	(55,938)

Total	$(23,824)	$(28,646)

During the six months ended June 30, 2007, the net foreign currency translation adjustments were due to changes in the New Zealand to U.S. dollar exchange rate. Amortization of unrecognized components of employee pension and postretirement plans of $1.2 million and $2.6 million was recognized during the three and six months ended June 30, 2007, respectively.

15.	SUBSEQUENT EVENT

Dividend Declaration

On July 20, 2007, the Company’s Board of Directors declared a third quarter cash dividend of 50 cents per common share, payable September 28, 2007, to shareholders of record on September 7, 2007.

16.	ISSUANCE OF SENIOR EXCHANGEABLE NOTES AND SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

On October 9, 2007, the Company announced that its wholly-owned subsidiary, Rayonier TRS Holdings Inc., intends to offer $250 million of Senior Exchangeable Notes due 2012 to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Rayonier TRS Holdings Inc.’s parent company, Rayonier Inc. will fully and unconditionally guarantee the notes. In connection with this offering, the Company is providing the following condensed consolidating financial information in accordance with SEC Regulation S-X Rule 3-10 “Financial Statements of Guarantors and Issuers of Guaranteed Securities Registered or Being Registered”. Each entity in the consolidating financial information follows the same accounting policies as described in the consolidated financial statements, except for the use of the equity method of accounting to reflect ownership interests in subsidiaries which are eliminated upon consolidation and the allocation of certain expenses of Rayonier Inc., incurred for the benefit of its subsidiaries.

The following condensed consolidating financial information presents the balance sheets as of June 30, 2007 and December 31, 2006, the statements of income for the three and six months ended June 20, 2007 and 2006 and the statements of cash flows for the six months ended June 30, 2007 and 2006 for the parent guarantor (Rayonier Inc), the issuer (Rayonier TRS Holdings Inc.), the subsidiary non-guarantors and consolidating adjustments.

CONDENSED CONSOLIDATING BALANCE SHEETS

	As of June 30, 2007

	Rayonier Inc. Parent (Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non-guarantors)	All Other Subsidiaries (Non-guarantors)	Consolidating Adjustments	Total Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$13,950	$-	$(2,949)	$5,301	$-	$16,302
Accounts receivable, less allowance for doubtful accounts	644	-	95,990	3,255	-	99,889
Inventory	-	-	72,716	24	(4,165)	68,575
Intercompany interest receivable	-	-	-	1,024	(1,024)	-
Other current assets	15,279	-	32,945	2,826	-	51,050
Timber assets held for sale	-	-	42,247	-	-	42,247

Total current assets	29,873	-	240,949	12,430	(5,189)	278,063

TIMBER, TIMBERLANDS AND LOGGING ROADS, NET OF DEPLETION AND AMORTIZATION	1,814	-	41,450	1,050,082	-	1,093,346

NET PROPERTY, PLANT AND EQUIPMENT	2,332	-	356,329	1,299	-	359,960

INVESTMENT IN JOINT VENTURE	88,720	-	(25,877)	-	-	62,843

INVESTMENT IN SUBSIDIARIES	889,170	237,398	-	-	(1,126,568)	-

INTERCOMPANY/NOTES RECEIVABLE	23,582	-	-	13,135	(36,717)	-

OTHER ASSETS	26,891	-	380,328	48,199	(290,311)	165,107

TOTAL ASSETS	$1,062,382	$237,398	$993,179	$1,125,145	$(1,458,785)	$1,959,319

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$3,721	$-	$60,715	$2,633	$-	$67,069
Bank loans and current maturities	-	-	550	-	-	550
Accrued taxes	16,863	-	(4,382)	4,976	(4,886)	12,571
Accrued payroll and benefits	11,615	-	8,945	-	-	20,560
Accrued interest	24	-	2,537	956	-	3,517
Accrued customer incentives	-	-	6,767	-	-	6,767
Other current liabilities	7,588	-	10,845	17,906	-	36,339
Payable to parent	-	-	-	2,109	(2,109)	-
Current liabilities for dispositions and discontinued operations	-	-	8,739	-	-	8,739

Total current liabilities	39,811	-	94,716	28,580	(6,995)	156,112

LONG-TERM DEBT	-	-	457,220	208,989	-	666,209

NON-CURRENT LIABILITIES FOR DISPOSITIONS AND DISCONTINUED OPERATIONS	-	-	108,355	-	-	108,355

PENSION AND OTHER POSTRETIREMENT BENEFITS	75,854	-	(321)	-	-	75,533

OTHER NON-CURRENT LIABILITIES	7,820	-	1,777	16,980	(12,364)	14,213

INTERCOMPANY PAYABLES	-	-	94,034	-	(94,034)	-

TOTAL LIABILITIES	123,485	-	755,781	254,549	(113,393)	1,020,422

TOTAL SHAREHOLDERS’ EQUITY	938,897	237,398	237,398	870,596	(1,345,392)	938,897

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,062,382	$237,398	$993,179	$1,125,145	$(1,458,785)	$1,959,319

CONDENSED CONSOLIDATING BALANCE SHEETS

	As of December 31, 2006
	Rayonier Inc. Parent (Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non-guarantors)	All Other Subsidiaries (Non-guarantors)	Consolidating Adjustments	Total Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$28,551	$-	$13,867	$-	$(2,247)	$40,171
Accounts receivable, less allowance for doubtful accounts	591	-	95,319	4,399	-	100,309
Inventory	-	-	81,220	24	(5,651)	75,593
Other current assets	14,415	-	24,479	4,348	-	43,242
Intercompany interest receivable	-	-	-	1,095	(1,095)	-
Timber assets held for sale	-	-	40,955	-	-	40,955

Total current assets	43,557	-	255,840	9,866	(8,993)	300,270

TIMBER, TIMBERLANDS AND LOGGING ROADS, NET OF DEPLETION AND AMORTIZATION	1,814	-	42,039	1,083,660	-	1,127,513

NET PROPERTY, PLANT AND EQUIPMENT	2,470	-	349,957	1,353	-	353,780

INVESTMENT IN JOINT VENTURE	87,445	-	(26,212)	-	-	61,233

INVESTMENT IN SUBSIDIARIES	876,639	219,594	-	-	(1,096,233)	-

INTERCOMPANY/NOTES RECEIVABLE	10,849	-	-	7,352	(18,201)	-

OTHER ASSETS	18,663	-	371,592	4,381	(272,834)	121,802

TOTAL ASSETS	$1,041,437	$219,594	$993,216	$1,106,612	$(1,396,261)	$1,964,598

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$10,860	$-	$60,738	$4,407	$(2,247)	$73,758
Bank loans and current maturities	-	-	3,550	-	-	3,550
Accrued taxes	1,651	-	10,148	2,566	1,931	16,296
Accrued payroll and benefits	12,404	-	12,394	81	-	24,879
Accrued interest	8,505	-	11,046	-	-	19,551
Accrued customer incentives	-		9,494	-	-	9,494
Other current liabilities	4,963	-	14,162	15,985	-	35,110
Payable to parent	-	-	-	2,013	(2,013)	-
Current liabilities for dispositions and discontinued operations	-	-	10,699	-	-	10,699

Total current liabilities	38,383	-	132,231	25,052	(2,329)	193,337

DEFERRED INCOME TAXES	1,055	-	5,253	-	(6,308)	-

LONG-TERM DEBT	-	-	447,220	208,227	-	655,447

NON-CURRENT LIABILITIES FOR DISPOSITIONS AND DISCONTINUED OPERATIONS	-	-	111,817	-	-	111,817

PENSION AND OTHER POSTRETIREMENT BENEFITS	73,511	-	(208)	-	-	73,303

OTHER NON-CURRENT LIABILITIES	10,510	-	1,624	582	-	12,716

INTERCOMPANY PAYABLES	-	-	75,685	-	(75,685)	-

TOTAL LIABILITIES	123,459	-	773,622	233,861	(84,322)	1,046,620

TOTAL SHAREHOLDERS’ EQUITY	917,978	219,594	219,594	872,751	(1,311,939)	917,978

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,041,437	$219,594	$993,216	$1,106,612	$(1,396,261)	$1,964,598

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	For the Three Months Ended June 30, 2007
	Rayonier Inc. (Parent Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non- guarantors)	All Other Subsidiaries (Non- guarantors)	Consolidating Adjustments	Total Consolidated
SALES	$-	$-	$236,521	$73,803	$(9,973)	$300,351

Costs and Expenses
Cost of sales	(119)	-	201,699	39,537	(9,992)	231,125
Selling and general expenses	3,348	-	11,907	867	-	16,122
Other operating income, net	(94)	-	(146)	(1,308)	-	(1,548)

	3,135	-	213,460	39,096	(9,992)	245,699
Equity in income of New Zealand joint venture	330	-	741	-	-	1,071

OPERATING (LOSS) INCOME	(2,805)	-	23,802	34,707	19	55,723
Interest expense	(72)	-	(8,674)	(4,903)	34	(13,615)
Interest and miscellaneous income (expense), net	147	-	(1,057)	2,115	(34)	1,171
Equity in income from subsidiaries	37,681	8,310	-	-	(45,991)	-

INCOME BEFORE INCOME TAXES	34,951	8,310	14,071	31,919	(45,972)	43,279
Income tax provision	(1,640)	-	(5,761)	-	(2,567)	(9,968)

NET INCOME	$33,311	$8,310	$8,310	$31,919	$(48,539)	$33,311

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	For the Three Months Ended June 30, 2006
	Rayonier Inc. (Parent Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non- guarantors)	All Other Subsidiaries (Non- guarantors)	Consolidating Adjustments	Total Consolidated
SALES	$816	$-	$262,168	$58,305	$(9,167)	$312,122

Costs and Expenses
Cost of sales	(270)	-	236,835	23,305	(12,685)	247,185
Selling and general expenses	2,894	-	10,752	790	-	14,436
Other operating expense (income), net	29	-	348	(1,195)	-	(818)

	2,653	-	247,935	22,900	(12,685)	260,803
Equity in (loss) income of New Zealand joint venture	(536)	-	437	-	-	(99)

OPERATING (LOSS) INCOME BEFORE GAIN ON SALE OF NEW ZEALAND TIMBER ASSETS	(2,373)	-	14,670	35,405	3,518	51,220
Gain on sale of New Zealand timber assets	-	-	7,769	-	-	7,769

OPERATING (LOSS) INCOME	(2,373)	-	22,439	35,405	3,518	58,989
Interest expense	(55)	-	(6,951)	(4,886)	18	(11,874)
Interest and miscellaneous income, net	10	-	1,448	341	(18)	1,781
Equity in income from subsidiaries	47,236	13,720	-	-	(60,956)	-

INCOME BEFORE INCOME TAXES	44,818	13,720	16,936	30,860	(57,438)	48,896
Income tax provision	(1,887)	-	(3,216)	-	(862)	(5,965)

NET INCOME	$42,931	$13,720	$13,720	$30,860	$(58,300)	$42,931

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	For the Six Months Ended June 30, 2007

	Rayonier Inc. (Parent Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non- guarantors)	All Other Subsidiaries (Non- guarantors)	Consolidating Adjustments	Total Consolidated

SALES	$—	$-	$475,227	$141,369	$(16,515)	$600,081

Costs and Expenses
Cost of sales	(139)	-	406,726	73,206	(16,926)	462,867
Selling and general expenses	7,083	-	23,218	1,666	-	31,967
Other operating income, net	(111)	-	(1,754)	(2,677)	-	(4,542)

	6,833	-	428,190	72,195	(16,926)	490,292

Equity in (loss) income of New Zealand joint venture	(18)	-	1,112	-	-	1,094

OPERATING (LOSS) INCOME	(6,851)	-	48,149	69,174	411	110,883
Interest expense	(170)	-	(17,297)	(9,800)	34	(27,233)
Interest and miscellaneous income (expense), net	670	-	(1,956)	3,504	(34)	2,184
Equity in income from subsidiaries	77,465	17,705	-	-	(95,170)	-

INCOME BEFORE INCOME TAXES	71,114	17,705	28,896	62,878	(94,759)	85,834
Income tax provision	(2,724)	-	(11,191)	-	(3,529)	(17,444)

NET INCOME	$68,390	$17,705	$17,705	$62,878	$(98,288)	$68,390

CONDENSED CONSOLIDATING STATEMENTS OF INCOME

	For the Six Months Ended June 30, 2006
	Rayonier Inc. (Parent Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non- guarantors)	All Other Subsidiaries (Non- guarantors)	Consolidating Adjustments	Total Consolidated
SALES	$1,017	$-	$493,561	$110,277	$(15,581)	$589,274

Costs and Expenses
Cost of sales	(313)	-	444,593	46,463	(19,303)	471,440
Selling and general expenses	6,682	-	22,400	1,538	-	30,620
Other operating expense (income), net	250	-	351	(2,651)	-	(2,050)

	6,619	-	467,344	45,350	(19,303)	500,010
Equity in (loss) income of New Zealand joint venture	(1,154)	-	306	-	-	(848)

OPERATING (LOSS) INCOME BEFORE GAIN ON SALE OF NEW ZEALAND TIMBER ASSETS	(6,756)	-	26,523	64,927	3,722	88,416
Gain on sale of New Zealand timber assets	-	-	7,769	-	-	7,769

OPERATING (LOSS) INCOME	(6,756)	-	34,292	64,927	3,722	96,185
Interest expense	(444)	-	(14,123)	(9,764)	268	(24,063)
Interest and miscellaneous income (expense), net	522	-	3,169	556	(268)	3,979
Equity in income from subsidiaries	75,724	18,563	-	-	(94,287)	-

INCOME BEFORE INCOME TAXES	69,046	18,563	23,338	55,719	(90,565)	76,101
Income tax provision	(2,876)	-	(4,775)	-	(2,280)	(9,931)

NET INCOME	$66,170	$18,563	$18,563	$55,719	$(92,845)	$66,170

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2007
	Rayonier Inc. (Parent Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non-guarantors)	All Other Subsidiaries (Non- guarantors)	Consolidating Adjustments	Total Consolidated
OPERATING ACTIVITIES
Net income	$68,390	$17,705	$17,705	$62,878	$(98,288)	$68,390
Non-cash items included in net income:
Equity in income from investments in subsidiaries	(77,465)	(17,705)	-	-	95,170	-
Depreciation, depletion and amortization	-	-	37,729	40,268	-	77,997
Non-cash cost of forest fire losses	-	-	-	9,601	-	9,601
Non-cash cost of real estate sold	-	-	1,458	2,531	(411)	3,578
Non-cash stock-based incentive compensation expense	3,115	-	4,482	-	-	7,597
Deferred income tax (benefit) expense	(13,168)	-	14,156	-	-	988
Other	18	-	2,741	-	-	2,759
Dividends from subsidiaries	65,000	-	-	-	(65,000)	-
(Increase) decrease in accounts receivable	(53)	-	(674)	1,145	-	418
Decrease in inventory	-	-	6,011	-	-	6,011
(Decrease) increase in accounts payable	(7,138)	-	(679)	(1,533)	2,247	(7,103)
(Increase) decrease in current timber purchase agreements and other current assets	(865)	-	(8,351)	1,522	-	(7,694)
Increase (decrease) in accrued liabilities	8,567	-	(45,854)	5,968	3,529	(27,790)
Increase (decrease) in other non-current liabilities	3,541	-	374	16,398	(16,402)	3,911
(Increase) decrease in non-current timber purchase agreements and other assets	(1,585)	-	(16,443)	234	16,402	(1,392)
Change in intercompany accounts	(1,465)	-	7,203	(5,738)	-	-
Expenditures for dispositions and discontinued operations	-	-	(5,671)	-	-	(5,671)

CASH PROVIDED BY OPERATING ACTIVITIES	46,892	-	14,187	133,274	(62,753)	131,600

INVESTING ACTIVITIES
Capital expenditures	-	-	(34,401)	(16,761)	-	(51,162)
Purchase of timberlands and wood chipping facilities	-	-	(8,669)	(2,999)	-	(11,668)
Increase in restricted cash	-	-	-	(43,213)	-	(43,213)
Other	-	-	102	-	-	102

CASH USED FOR INVESTING ACTIVITIES	-	-	(42,968)	(62,973)	-	(105,941)

FINANCING ACTIVITIES
Issuance of debt	-	-	40,000	60,000	-	100,000
Repayment of debt	-	-	(33,000)	(60,000)	-	(93,000)
Dividends paid	(72,749)	-	-	-	-	(72,749)
Issuance of common shares	11,256	-	-	-	-	11,256
Excess tax benefits on stock based compensation	-	-	4,675	-	-	4,675
Distributions to Parent	-	-	-	(65,000)	65,000	-

CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(61,493)	-	11,675	(65,000)	65,000	(49,818)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	-	290	-	-	290

CASH AND CASH EQUIVALENTS
(Decrease) increase in cash and cash equivalents	(14,601)	-	(16,816)	5,301	2,247	(23,869)
Balance, beginning of period	28,551	-	13,867	-	(2,247)	40,171

Balance, end of period	$13,950	$-	$(2,949)	$5,301	$-	$16,302

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30, 2006

	Rayonier Inc. (Parent Guarantor)	Rayonier TRS Holdings Inc. (Issuer)	Subsidiaries of Rayonier TRS Holdings Inc. (Non- guarantors)	All Other Subsidiaries (Non- guarantors)	Consolidating Adjustments	Total Consolidated
OPERATING ACTIVITIES
Net income	$66,170	$18,563	$18,563	$55,719	$(92,845)	$66,170
Non-cash items included in net income:
Equity in income from investments in subsidiaries	(75,724)	(18,563)	-	-	94,287	-
Depreciation, depletion and amortization	-	-	37,216	29,395	-	66,611
Non-cash cost of real estate sold	-	-	7,715	325	(3,536)	4,504
Non-cash stock-based incentive compensation expense	2,378	-	3,421	-	-	5,799
Gain on sale of New Zealand timber assets	-	-	(7,769)	-	-	(7,769)
Deferred income benefit	-	-	(3,571)	-	-	(3,571)
Other	1,154	-	376	-	-	1,530
Dividends from subsidiaries	70,000	-	-	-	(70,000)	-
Increase in accounts receivable	(63)	-	(16,404)	(1,040)	-	(17,507)
Decrease in inventory	-	-	6,815	-	-	6,815
Increase in accounts payable	3,037	-	11,739	573	-	15,349
(Increase) decrease in current timber purchase agreements and other current assets	(13,657)	-	(3,374)	890	-	(16,141)
Increase (decrease) in accrued liabilities	2,896	-	(8,930)	8,961	-	2,927
(Decrease) increase in other non-current liabilities	(25)	-	1,818	(139)	-	1,654
Decrease (increase) in non-current timber purchase agreements and other assets	14,961	-	(6,030)	824	2,094	11,849
Change in intercompany accounts	(26,378)	-	26,891	(513)	-	-
Expenditures for dispositions and discontinued operations	-	-	(5,108)	-	-	(5,108)

CASH PROVIDED BY OPERATING ACTIVITIES	44,749	-	63,368	94,995	(70,000)	133,112

INVESTING ACTIVITIES
Capital expenditures	-	-	(45,929)	(15,687)	-	(61,616)
Purchase of timberlands	-	-	-	(4,324)	-	(4,324)
Proceeds from sale of portion of New Zealand joint venture	-	-	21,770	-	-	21,770
Increase in restricted cash	-	-	-	(4,240)	-	(4,240)
Other	-	-	674	-	-	674

CASH USED FOR INVESTING ACTIVITIES	-	-	(23,485)	(24,251)	-	(47,736)

FINANCING ACTIVITIES
Issuance of debt	-	-	-	66,000	-	66,000
Repayment of debt	-	-	(1,545)	(66,000)	-	(67,545)
Dividends paid	(71,841)	-	-	-	-	(71,841)
Issuance of common shares	5,345	-	-	-	-	5,345
Repurchase of common shares	(472)	-	-	-	-	(472)
Excess tax benefits on stock based compensation	-	-	2,211	-	-	2,211
Distributions to Parent	-	-	-	(70,000)	70,000	-

CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES	(66,968)	-	666	(70,000)	70,000	(66,302)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	-	-	(281)	-	-	(281)

CASH AND CASH EQUIVALENTS
(Decrease) increase in cash and cash equivalents	(22,219)	-	40,268	744	-	18,793
Balance, beginning of period	37,220	-	104,701	4,306	-	146,227

Balance, end of period	$15,001	$-	$144,969	$5,050	$-	$165,020